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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BARE ESCENTUALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-1062857 (I.R.S. Employer Identification No.)
71 Stevenson Street, 22nd Floor San Francisco, California (Address of Principal Executive Offices)	94105 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135484

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $0.001 per share ("Common Stock"), of Bare Escentuals, Inc., a Delaware corporation (the "Registrant"), to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus that constitutes part of the Registrant's Registration Statement on Form S-1 (File No. 333-135484) initially filed with the Securities and Exchange Commission on June 30, 2006, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 25, 2006	BARE ESCENTUALS, INC.
	By:	/s/ MYLES B. MCCORMICK
	Name:	Myles B. McCormick
	Title:	Senior Vice President, Chief Financial Officer, Chief Operations Officer and Secretary

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE